Exhibit 23.1

KPMG Audit Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris la Défense Cedex France	Téléphone : +33 (0)1 55 68 68 68 Télécopie : +33 (0)1 55 68 73 00 Site internet : www.kpmg.fr

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inventiva S.A.

We consent to the use of our report dated March 2, 2021, with respect to the financial statements of Inventiva S.A., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Paris La Défense, France

August 2, 2021

/s/ KPMG S.A.

Cédric Adens

Partner